REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of
The Universal Capital Growth Fund

In planning and performing our audit of
the financial statements of The
Universal Capital Investment Trust,
comprised of the Universal Capital
Growth Fund (the Fund) for the


year ended September 30, 2001,
we considered its internal control,
including controls over safeguarding
securities, in order to determine our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, not to
provide assurance on internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and may not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in condition or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at September 30, 2001.

This report is intended solely for the
information and use of the Board of
Trustees and management of The Universal
Capital Growth Fund and the Securities
and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.



/s/ ERNST & YOUNG LLP

October 26, 2001
Chicago, Illinois